UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive
Suite 400
Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

(713) 424-4247

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 8, 2025, Prairie Operating Co. (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (1) approved, pursuant to Nasdaq Rule 5635, the issuance of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) upon the conversion of or otherwise pursuant to the terms of the Series F Convertible Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), issued pursuant to the Securities Purchase Agreement dated March 24, 2025 by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto (collectively, the “Buyer”) (the “Securities Purchase Agreement”) and the corresponding Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Nasdaq Stock Issuance Proposal (Preferred Stock)”); (2) approved, pursuant to Nasdaq Rule 5635, the issuance of shares of the Common Stock upon the exercise of the warrants (the “Warrants”) to purchase the Common Stock, issuable pursuant to the Securities Purchase Agreement (the “Nasdaq Stock Issuance Proposal (Warrants)”); and (3) approved a proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Meeting.

A total of 18,412,167 shares of Common Stock of the Company attended the Meeting by proxy or in person, representing 68.28% of the Company’s outstanding Common Stock entitled to vote as of March 24, 2025, the record date of the Meeting. The results of the voting were as follows:

Proposal 1: To approve, pursuant to Nasdaq Rule 5635, the issuance of shares of the Company’s Common Stock upon the conversion of or otherwise pursuant to the terms of the Series F Preferred Stock, issued pursuant to the Securities Purchase Agreement and the corresponding Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Nasdaq Stock Issuance Proposal (Preferred Stock)”)

For	Against	Abstain
18,179,528	223,642	8,997

Proposal 2: To approve, pursuant to Nasdaq Rule 5635, the issuance of shares of the Common Stock upon the exercise of the Warrants to purchase the Common Stock, issuable pursuant to the Securities Purchase Agreement (the “Nasdaq Stock Issuance Proposal (Warrants)”)

For	Against	Abstain
18,180,450	223,311	8,406

Proposal 3: To approve a proposal to adjourn the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Meeting

For	Against	Abstain
18,171,541	221,780	18,846

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2025	PRAIRIE OPERATING CO.

	By:	/s/ Daniel T. Sweeney
	Name:	Daniel T. Sweeney
	Title:	Executive Vice President, General Counsel and Corporate Secretary